QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-76920, 333-76920-01, 333-39771, 333-39771-01) and on Form S-3 (File Nos. 333-91998, 333-91998-01) of La Quinta Corporation and La Quinta Properties, Inc. and subsidiaries (the "Companies") and in the related Prospectuses of our report dated February 19, 2004, with respect to the consolidated financial statements and schedules of the Companies included in this Joint Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
Dallas, Texas
March 12, 2004

QuickLinks

  Exhibit 23.1
Consent of Independent Auditors